EXHIBIT 10.28


                        UPGRADE INTERNATIONAL CORPORATION
                          1411 Fourth Avenue, Suite 629
                            Seattle, Washington 98101

                                  March 6,2001

President
Rockster Records, Inc.
Beverly Hills, California 90211

                            Re:  Rockster Records, Inc
                                 ---------------------

     This letter sets forth the general terms and conditions of a binding agreement ("Letter Agreement") by and among Upgrade International Corporation, a Washington corporation ("UPGRADE"), Rockster Records, Inc., a Delaware corporation ("Rockster"), and the shareholders of Rockster Records with respect to the purchase by UPGRADE of common stock of Rockster (the "Acquisition"). Specifically, we have agreed as follows:

     1.     Ownership.  The  Shareholders are the owners of record of all of the
            ---------
issued  and  outstanding  capital stock of Rockster, consisting of 10,000 shares
[$.001 par value/no par] (collectively, the "Shares"). Other than as set forth on Schedule A hereto, there are no outstanding options, warrants or rights to purchase the Shares. There are no agreements or commitments with respect to the disposition of any of the Shares or any proxy, voting trust or other agreement relating to the voting of the Shares.

     2.     Acquisition Consideration.  In  the  Acquisition,  UPGRADE agrees to
            -------------------------
purchase directly from Rockster that number of shares that will result in an ownership interest of ten percent (10%) of the outstanding common stock of Rockster for an aggregate purchase price of Two Million Dollars ($2,000,000) payable as follows: (a) One Hundred Sixty Thousand Dollars ($160,000) within three business days upon execution hereof (the "Initial Deposit"); (b) One
Hundred Eighty Thousand Dollars ($180,000) on or before March 31, 2001 (the "Second Deposit", and together with the Initial Deposit, the "Deposit"); and (c) the balance on or before April 30, 2001, or such other date as may be mutually agreed to by the parties hereto and set forth in the Definitive Agreement (as hereinafter defined). Notwithstanding anything to the contrary contained in this Letter Agreement, in the event the parties hereto are unable to enter into the Definitive Agreement or consummate the Closing (as hereinafter defined), Rockster shall return the Deposit to UPGRADE(upon securing other financing).


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                                              UPGRADE INTERNATIONAL. CORPORATION

MARCH 6, 2001
Page 2

     3.     Closing.  The  closing  ("Closing") of the transactions contemplated
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by  this  Letter  Agreement will occur on March 31, 2001 (the "Closing Date") or such other date as is mutually agreed to by UPGRADE, Rockster, and the Shareholders.

     4.     Operating Budget.  Attached hereto is a preliminary operating budget
            ----------------
of Rockster as of February 1, 2001. Rockster shall submit a final operating budget (the "Budget") to UPGRADE as soon as it is available, and UPGRADE's approval (not to be unreasonably withheld) of the Budget will be a condition to closing the transactions outlined in this Letter Agreement.

     5.     Covenants. Between the date of this Letter Agreement and the Closing
            ---------
Date (or the earlier termination of this Letter Agreement), Rockster will continue to conduct its respective operations only in the ordinary and usual course, consistent with past practices and will notify UPGRADE of any material adverse developments. Specifically and without limitation, Rockster will not, without the prior written consent of UPGRADE, declare or pay any dividend or distribution on its capital stock; issue or commit to using any additional shares of capital stock or other securities, incur additional debt, increase any compensation of any officer, director or related party thereto; sell, pledge or dispose of any assets except in the ordinary course of business; or make any significant decisions affecting operations, such as, but not limited to, decisions relating to settlement of significant claims, capital expenditures and wage increases. Rockster and the Shareholder will use their respective best efforts to preserve and keep intact the business organization, keep available the services of key employees and preserve the good will of the customers, suppliers, creditors or others having business relationships with Rockster.

     6.     Access to Information.  UPGRADE  and  its authorized representatives
            ---------------------
will, upon reasonable request and during normal business hours, have full access to the properties, assets, management, books and records of Rockster. Rockster will authorize its accountants to cooperate with UPGRADE and its representatives as they may reasonably request, including review of work papers. If the examination of the books and records identifies any matter that has or may have a material adverse effect on the financial condition of Rockster, UPGRADE may terminate this Letter Agreement without further obligation.

     7.     Securities - Trading.  Rockster  and  the  Shareholders hereby agree
            --------------------
that between the date of this Letter Agreement and the Closing Date (or the earlier termination of this Letter Agreement or the Definitive Agreement), Rockster and the Shareholders will refrain, and will use their respective best efforts to cause Rockster's and Rockster's officers, directors, shareholders and affiliates to refrain, from any securities trading activities with respect to the securities of UPGRADE.

     8.     Corporate Approval.  Rockster  represents  and  warrants  that  this
            ------------------
Letter Agreement has been approved by its Board of Directors.


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                                               UPGRADE INTERNATIONAL CORPORATION

MARCH  6,  2001
Page  3

     9.     Definitive Agreement.  The parties acknowledge that the transactions
            --------------------
contemplated by this Letter Agreement wilt be reflected in a more detailed stock purchase agreement (the "Definitive Agreement"). The parties agree to negotiate in good faith to establish mutually acceptable terms and provisions of the Definitive Agreement which are not inconsistent with the terms of this Letter Agreement and attachments re budgets and memo of understanding re intercompany Transactions.

     10.     Representations  and  Warranties.  The  Definitive  Agreement  will
             --------------------------------
contain representations, warranties, covenants and indemnifications of the type generally found in transactions of this type, including representations and warranties of each of Rockster and the Shareholders with respect to, among other matters, corporate authority and capitalization, accuracy of financial statements, contracts and the absence of defaults thereunder, title to and condition of assets, absence of undisclosed liabilities, compliance with laws, payment of taxes, employee benefits, litigation and claims, and required approvals. The Definitive Agreement will also have a covenant to the effect that UPGRADE will be given one seat on the Rockster Board of Directors once the Definitive Agreement is consummated.

     11.     Conditions  to  Closing.  The Definitive Agreement will include the
             -----------------------
following conditions precedent to the obligations of the parties (i) obtaining any necessary consents and approvals of governmental agencies and regulatory boards; (ii) the absence of pending litigation regarding the transactions contemplated hereby; (iii) the absence of any major changes in business, properties, financial condition or prospects of Rockster. In addition, UPGRADE shall be satisfied with the results of its due diligence investigation of Rockster and shall have approved the Budget.

     12.     Confidentiality.  It  is  understood  and  agreed  any  non-public
             ---------------
information received by any party hereto as a result of discussions and investigations, by this Letter Agreement or otherwise received prior to the Closing Date, will be kept confidential by the recipient and will be used only for the purposes of evaluating the transaction contemplated herein. The parties may make disclosure information available to attorneys, accountants and advisors, provided such parties agree to be bound by the terms of this paragraph, or as otherwise required by law or court order. In the event this Letter Agreement is terminated, any non-public information received by any party shall be returned to he party providing such information.

     13.     Exclusive  Dealing.  From  the  date  of  acceptance of this Letter
             ------------------
Agreement until the execution of the Definitive Agreement (or the earlier termination of this Letter Agreement), the Shareholders and Rockster will not, nor will any of them permit any officers, directors, employees, or other advisors or representatives to (i) solicit, initiate, or encourage submission of any proposal to purchase capital stock (including the Shares), or any of Rockster's assets; (ii) enter into any agreement with respect to any such proposal;


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                                               UPGRADE INTERNATIONAL CORPORATION

MARCH  6,  2001
Page  4

or (iii) participate in any discussions or negotiations regarding or furnishing any information to any person with respect to taking any other actions to facilitate inquiries for the making of any proposal that may be reasonably expected to lead to any such proposal.

     14.     Consents.  Promptly  following  execution of this Letter Agreement,
             --------
the parties will cooperate with one another to proceed as promptly as is reasonably practical to seek and obtain all necessary consents and approvals and to endeavor to comply with all other legal and other requirements and preconditions to the execution of the Definitive Agreement and the consummation of the transactions contemplated hereby.

     15.     Public  Disclosure.  Prior to the Closing Date, none of the parties
             ------------------
will make any public release of information regarding any matters contemplated herein, except for mutually agreed upon press releases issued by UPGRADE after each of (i) the execution of this Letter Agreement, (ii) the execution of the Definitive Agreement; (iii) the Closing Date, and (iv) as otherwise required by law.

     16.     Fees and Expenses.  The  parties  agree that each will bear and pay
             -----------------
all costs and expenses incurred by them in this transaction and all investigations and proceedings in connection therewith including, without limitation, fees and expenses with respect to legal counsel, accountants and investment advisors.

     17.     Termination;  Survival.  This  Letter  Agreement  shall  expire
             ----------------------
automatically upon the earlier to occur of; (i) the execution and delivery by the parties of the Definitive Agreement; and (ii) April 30, 2001. It is understood and agreed that the provisions of the last sentence of Section 2 hereof and the provisions of Sections 12, 16 and 18 hereof will survive any termination or expiration of this Letter Agreement. If this Letter Agreement terminates without the parties entering into a Definitive Agreement, then subject to the preceding sentence, neither party shall have any further obligation to the other party with respect to the subject matter hereof.

     18.     Governing  Law.  This Letter Agreement and the Definitive Agreement
             --------------
will be governed by and construed in accordance with the laws of the State of Washington.

     19.     Post-Closing  Matters;  Additional  Financings.
             ----------------------------------------------

          (a) Following the closing of the Definitive Agreement, it is acknowledged and agreed that the day-to-day operations of Rockster shall continue to be conducted by the current officers and employees of Rockster, and Rockster shall be responsible for the execution of its business plan; subject, however to such periodic reports to UPGRADE as are mutually agreed upon by Rockster and UPGRADE.


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                                               UPGRADE INTERNATIONAL CORPORATION

MARCH 6, 2001
Page 5


          (b) UPGRADE will have a right of first refusal on any additional financings required to be completed at a per share cost not to exceed the then current market value of Rockster shares. If Rockster and Upgrade fail to agree on the market value of Rockster shares, Upgrade and Rockster will agree upon and retain the services of an independent, third-party accounting firm to determine the value of the Rockster shares.

          (c) In the event of stock splits, reclassifications, etc., or in the event that equity securities, securities convertible into equity or options to purchase equity securities of Rockster are issued after the Closing other than shares issued in connection with an additional financing or capital raise, Rockster shall issue to UPGRADE additional shares of capital stock of Rockster in such amount so as to maintain UPGRADE's ownership interest of ten percent (10 ) of the outstanding common stock of Rockster.

     20. This Agreement and the attachments constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations and understandings of the parties. No supplement, modification or amendment of this Agreement shall be binding unless executed, in writing, by all the parties.

     21. The parties hereto shall execute such further documents, instruments and agreements and do or perform such further acts or things, as shall be necessary or appropriate or reasonably requested by any party hereto, to effect all of the purposes and provisions of this Agreement.

     22. Any dispute, controversy or claim arising out of or relating to the enforcement, interpretation or alleged breach of this agreement, shall be submitted to and resolved by binding arbitration in Los Angeles, California before one neutral arbitrator appointed in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator may be entered in and enforceable, by any court having jurisdiction.


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                                               UPGRADE INTERNATIONAL CORPORATION

MARCH 6, 2001
Page 6

     If the foregoing accurately sets forth mill of the mutual terms of our legally binding agreememt, pleasee so Indicate by duly executing each of the copies of this Letter Agreement and retuning two (2) fully executed copies. Upon execution by all the parties, this Letter Agreement will represent the binding statement of the agreement by and among UPGRADE, Rockster, and the Shareholders.

                                          Very truly yours,

                                          UPGRADE INTERNATIONAL CORPORATION

                                          By:
                                               ----------------------------


Accepted and Agreed to this
_____Day of March, 2001


ROCKSTER RECORDS, INC.

By:
     ----------------------------
     President


ROCKSTAR SHAREHOLDERS:

---------------------------------


---------------------------------




Rockstar, Inc., a California corporation


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